UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2019

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136
(Address of principal executive offices)

(918) 481-1119
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Partnership Agreement

On April 2, 2019, NGL Energy Holdings LLC, a Delaware limited liability company and the general partner (the “General Partner”) of NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), executed the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”) for the purpose of creating and defining the preferences, rights, powers and terms of the 9.625% Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per Class C Preferred Unit, representing limited partner interests in the Partnership (the “Class C Preferred Units”).  The amendments effected by the Amended and Restated Partnership Agreement provide, among other things, for the issuance of the Class C Preferred Units, in summary, with the features described below.

The Class C Preferred Units rank (a) senior to common units representing limited partner interests in the Partnership (“Common Units”) and to each other class or series of limited partner interests or other equity securities of the Partnership established after the original issue date of the Class C Preferred Units (the “Original Issue Date”) that is not expressly made senior to or on parity with the Class C Preferred Units as to the payment of distributions (“Junior Securities”), (b) on parity with (i) the Partnership’s 10.75% Class A Convertible Preferred Units (“Class A Preferred Units”), (ii) the Partnership’s 9.00% Class B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Class B Preferred Units”) and (iii) any class or series of limited partner interests or other equity securities of the Partnership established after the Original Issue Date with terms expressly providing that such class or series ranks on parity with the Class C Preferred Units as to the payment of distributions (the securities described in clauses (i), (ii) and (iii) being referred to herein as “Parity Securities”) and (c) junior to each other class or series of limited partner interests or equity securities of the Partnership established after the Original Issue Date with terms expressly made senior to the Class C Preferred Units as to the payment of distributions (“Senior Securities”).

Distributions on the Class C Preferred Units are cumulative from the Original Issue Date and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2019, when, as and if declared by the General Partner out of legally available funds for such purpose. Distributions on the Class C Preferred Units will be paid on an equal priority basis with distributions on outstanding Parity Securities, if any. Distributions will be paid to holders of record as of the opening of business on the January 1, April 1, July 1 or October 1 next preceding the Distribution Payment Date. The initial distribution on the Class C Preferred Units will accumulate from the Original Issue Date until June 30, 2019 and will be payable on July 15, 2019. The initial distribution rate for the Class C Preferred Units from and including the Original Issue Date to, but not including April 15, 2024, will be 9.625% per annum of the $25.00 liquidation preference per unit (equal to $2.40625 per unit per annum). On and after April 15, 2024, distributions on the Class C Preferred Units will accumulate for each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to the applicable Three-Month LIBOR (as defined in the Amended and Restated Partnership Agreement) plus a spread of 738.4 basis points.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities), unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Class C Preferred Units and any Parity Securities through the most recent respective distribution payment dates.

At any time on or after April 15, 2024, the Partnership may redeem, in whole or in part, the Class C Preferred Units at a redemption price in cash of $25.00 per Class C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, regardless of whether declared. The Partnership must provide not less than 30 days’ and not more than 60 days’ advance written notice of any such redemption.

Upon the occurrence of a Change of Control (as defined in the Amended and Restated Partnership Agreement), the Partnership may, at its option, redeem the Class C Preferred Units, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per Class C Preferred Unit, plus all accumulated and unpaid distributions to, but not including, the date of redemption, regardless of whether declared. If, prior to the Change of Control Conversion Date (as defined in the Amended and Restated Partnership Agreement), the Partnership exercises its redemption rights relating to Class C Preferred

Units, holders of the Class C Preferred Units that the Partnership has elected to redeem will not have the conversion right related to a Change of Control.

Upon the occurrence of a Change of Control, each holder of Class C Preferred Units will have the right (unless, prior to the Change of Control Conversion Date, the Partnership provides notice of its election to redeem the Class C Preferred Units) to convert some or all of the Class C Preferred Units held by such holder on the Change of Control Conversion Date into a number of Common Units per Class C Preferred Unit to be converted equal to the lesser of (a) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Class C Preferred Unit distribution payment and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and (b) 3.5791, subject, in each case, to certain exceptions and adjustments.

Any amounts distributed by the Partnership upon its liquidation will be made to its partners in accordance with their respective positive capital account balances. The holders of outstanding Class C Preferred Units will be specially allocated items of the Partnership’s gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of the Partnership’s affairs, whether voluntary or involuntary, a capital account balance equal to the liquidation preference of $25.00 per Class C Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Class C Preferred Units). However, if the amount of the Partnership’s gross income and gain available to be specially allocated to the Class C Preferred Units is not sufficient to cause the capital account of a Class C Preferred Unit to equal the liquidation preference of a Class C Preferred Unit, then the amount that a holder of Class C Preferred Units would receive upon liquidation may be less than the Class C Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Class C Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts.

The Class C Preferred Units will have no voting rights, except as set forth below or as otherwise provided by Delaware law. Unless the Partnership has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a separate class, the Partnership may not adopt any amendment to the Partnership’s Partnership Agreement that has a material adverse effect on the terms of the Class C Preferred Units. In addition, unless the Partnership has received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Class C Preferred Units, voting as a single class with the Class B Preferred Units and holders of any future Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership may not (a) create or issue any additional Parity Securities (including any additional Class A Preferred Units or Class B Preferred Units) if the cumulative distributions payable on then outstanding Class C Preferred Units or Parity Securities are in arrears or (b) create or issue any Senior Securities. On any matter described above on which the holders of the Class C Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Class C Preferred Unit.

In addition to the terms of the Class C Preferred Units, the Amended and Restated Partnership Agreement also provides for: (i) a decrease in the amount of the redemption premium that would be payable to the holders of Class A Preferred Units (as defined in the Amended and Restated Partnership Agreement) upon a redemption of Class A Preferred Units occurring on or after April 1, 2019 and on or prior to May 13, 2019 from 115% to 111.25% of the Class A Preferred Unit Price (as defined in the Amended and Restated Partnership Agreement); and (ii) redemption of all or less than all of the issued and outstanding Class A Preferred Units.

The description of the Amended and Restated Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

On April 2, 2019, the Partnership issued 1,800,000 Class C Preferred Units, which includes 200,000 Class C Preferred Units issued pursuant to the partial exercise of the underwriters’ option to purchase an additional 240,000 Class C Preferred Units to cover overallotments, upon the closing of its previously announced registered public offering of such units.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP, dated as of April 2, 2019.

5.1	Opinion of Hunton Andrews Kurth LLP regarding legality of the Class C Preferred Units.

8.1	Opinion of Hunton Andrews Kurth LLP regarding tax matters.

23.1	Consent of Hunton Andrews Kurth LLP (included in its opinions filed as Exhibit 5.1 and 8.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: April 2, 2019		By:	/s/ H. Michael Krimbill
		Name:	H. Michael Krimbill
		Title:	Chief Executive Officer